UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 27, 2019

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2019, the board of directors (“Board”) of Arcadia Biosciences, Inc. (the “Company”) appointed Matthew Plavan, the Company’s chief executive officer, to serve as a Class I director of the Company. The appointment fills a vacancy on the Board resulting from Rajendra Ketkar’s retirement on September 1, 2019.

Mr. Plavan has served as the Company’s chief executive officer since September 1, 2019 and as the Company’s chief financial officer from September 2016 until September 1, 2019. Mr. Plavan has over 30 years of financial and executive leadership experience in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Mr. Plavan served in multiple executive capacities, including CFO, COO, CEO, and board member with Cesca Therapeutics, Inc., a company engaged in research, development and commercialization of autologous cell-based therapeutics, from 2005 until 2015. Prior to that, Mr. Plavan held CFO positions with venture and private equity-backed technology companies, including StrionAir, Inc. from 2002 to 2005, and InPhonic, Inc. (formerly Reason Inc.) from 2000 to 2002. Mr. Plavan also held executive finance positions with McKesson Corporation from 1993 to 2000 and audit and advisory management positions with Ernst & Young from 1987 to 1993. Mr. Plavan is a California certified public accountant and earned a Bachelor of Arts degree in business economics from the University of California, Santa Barbara.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: October 3, 2019	By:	/s/ PAMELA HALEY
	Name:	Pamela Haley
	Title:	Chief Financial Officer